Sun
Bancorp, Inc.  [GRAPHIC OMITTED]                                    NEWS RELEASE




Contact: Dan A. Chila, EVP and Chief Financial Officer
         (856) 691-7700


                   SUN BANCORP, INC. - 2003 MOMENTUM CONTINUES

                SUN BANCORP REPORTS INCREASED EARNINGS PER SHARE
                        FOR THIRD QUARTER AND NINE MONTHS

      Our mission is uncompromising ...
         ...to be the Premier Community Bank in every community we serve


VINELAND, NJ, October 16, 2003 -- Sun Bancorp, Inc. (NASDAQ: SNBC) today reported net income of $3.3 million or $.26 earnings per share for the quarter ended September 30, 2003, representing a per share increase of 13.0% over the third quarter 2002 net income of $2.8 million or $.23 earnings per share. For the nine months ended September 30, 2003, the Company reported net income of $10.2 million or $.81 earnings per share, up 47.3% compared to $7.5 million or $.55 earnings per share for the comparable period a year ago.

         "Sun's performance this quarter and the continuing improvement in our key indicators reflect the ongoing success of our repositioning since 2001. We're particularly pleased that these results continue to improve despite the significant challenges of the economic climate and competitive landscape," said Thomas A. Bracken, president and chief executive officer of Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank.

         During the third quarter, Sun completed the first phase of its previously announced branch sales and consolidation strategy. Bracken reported that one branch was sold in the first quarter, one branch was consolidated into an existing office during the second quarter and three branches were sold in the third quarter. "Our current strategy is to sell or consolidate seven additional branches by early 2004," he said.

                                     -more-


P.O. Box 849 o 226 Landis Avenue o Vineland, NJ 08360 o 856-691-7700 o Member FDIC

Sun Bancorp, Inc. - 2003 Momentum Continues                         Page 2 of 12

         Also in the third quarter, Sun announced its intent to acquire eight southern New Jersey branch locations of New York Community Bank with approximately $360 million in deposits. "This acquisition will enhance our franchise and strengthen our market position in three critical counties. The acquisition is pending regulatory approval and is expected to be completed during the fourth quarter," Bracken commented.

         Following are the principal financial highlights for the quarter ended September 30, 2003:

     o Total assets were $2.275 billion at September 30, 2003, compared to $2.112 billion at December 31, 2002 and $2.150 billion at September 30, 2002.

     o Total loans before allowance for loan losses were $1.303 billion at September 30, 2003, a net increase of $70.0 million or 5.7% over total loans at December 31, 2002 and a net increase of $103.0 million or 8.6% over September 30, 2002 despite accelerated loan prepayments approximating $120.0 million year-to-date through September 30, 2003, as non-traditional lending sources continue to play an extended role in the marketplace.

     o Non-performing loans were $25.4 million at September 30, 2003 compared to $8.8 million at June 30, 2003 and $8.1 million at September 30, 2002. During the current quarter two credit relationships aggregating $16.1 million, of which $13.5 million was previously carried as restructured performing loans since September 30, 2002, were transferred to non-performing loans. The provision for loan losses for the current quarter was $2.3 million, which reflects an increased reserve allocation for these credits. The Company believes that these credits are adequately reserved and are being carried at net realizable value as of quarter end. The allowance for loan losses was $18.6 million or 1.43% of gross loans at September 30, 2003 compared to $16.4 million or 1.33% of gross loans at December 31, 2002 and $16.0 million or 1.33% of gross loans at September 30, 2002. Non-performing assets to total loans and other real estate was 1.99% at September 30, 2003 compared to 1.08% at December 31, 2002 and .72% at September 30, 2002.



                                     -more-

Sun Bancorp, Inc. - 2003 Momentum Continues                         Page 3 of 12

     o Total deposits were $1.809 billion at September 30, 2003, an increase of $118.4 million or 7.0% (9.3% adjusted for the branch sales year-to-date) over total deposits at December 31, 2002 and an increase of $101.5 million or 5.9% (8.3% adjusted for branch sales year-to-date) over total deposits at September 30, 2002. Total core deposits (demand and savings) increased $116.4 million or 9.1% at September 30, 2003 over December 31, 2002 and increased $135.3 million or 10.7% over September 30, 2002. Core deposits at September 30, 2003 represented 77.1% of total deposits, versus 75.6% at December 31, 2002 and 73.9% at September 30, 2002.

     o    Total  shareholders'  equity of $152.9  million at September  30, 2003 increased $7.3 million or 5.0% over December 31, 2002, and $8.5 million or 5.9% over September 30, 2002. Book value at September 30, 2003 was $12.98 compared to $12.40 at December 31, 2002 and $12.31 at
          September 30, 2002. Tangible book value at September 30, 2003 was $9.88 compared to $9.04 at December 31, 2002 and $8.86 at September 30, 2002.

     o Net interest income for the quarter of $18.3 million increased $1.4 million or 8.5% over the third quarter 2002 and $629,000 or 3.6% over the second quarter 2003. Net interest margin for the quarter of 3.61% compares to 3.50% for the third quarter 2002 and is up from the second quarter 2003 margin of 3.53%. The improvement in margin quarter-to-quarter reflects the increase in interest rate spread of 11 basis points due to the overall managed reduction in the cost of interest-bearing liabilities. Average earning assets for the quarter of $2.060 billion increased $103.3 million or 5.3% over the third quarter 2002 and increased $22.4 million or 1.1 % over the second quarter 2003.

     o Non-interest income for the quarter includes securities gains of $788,000 and gain on the sale of branches for the quarter of $1.4 million. Non-interest income excluding these gains was $3.3 million representing an increase of 20.0% over the prior year comparable quarter and 7.4% over the second quarter 2003. The increases are due to the continued focus on the enhancement of our existing fee-based products and services as well as a BOLI investment and the introduction of an Overdraft Privilege Program which were initiatives introduced in the second quarter 2003. These initiatives are forecasted to continue to have a positive impact on enhancing non-interest revenue, which is a strategic goal of the Company.


                                     -more-

Sun Bancorp, Inc. - 2003 Momentum Continues                         Page 4 of 12


     o Non-interest expenses for the quarter of $16.7 million compare to $16.4 million for the second quarter 2003 and $15.1 million for the third quarter 2002. The increase of $1.6 million or 10.6% year-to-year was primarily related to salaries and benefits, which increased $1.5 million reflecting the effect of the increased staffing in 2002.

         "Sun is committed to becoming the premier community bank in every community we serve," Bracken stated. "Our focus on customers and relationship banking has allowed us to attract seasoned banking professionals to our management team. We have built a competitive edge with a clear focus on our customers and the communities we serve. We are providing banking services the way the marketplace wants them delivered. Our traditional approach has been received very well," said Bracken.

         On October 10, 2003, the Company announced that it had filed a registration statement with the Securities and Exchange Commission related to the proposed public offering of 1,300,000 shares of its common stock. The shares will be offered in a firm commitment underwritten offering managed by Sandler O'Neill & Partners, L.P.

         Sun Bancorp, Inc. is located in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 70 Community Banking Centers in Southern and Central New Jersey, in the contiguous New Castle County market in Delaware, and in Philadelphia, Pennsylvania. The deposits of the Bank are insured up to the legal maximum by the Federal Deposit Insurance Corporation. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

         The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Sun Bancorp, Inc. does not undertake, and specifically

                                     -more-

Sun Bancorp, Inc. - 2003 Momentum Continues                         Page 5 of 12

disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
         Sun Bancorp, Inc. has filed a registration statement relating to its securities with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

         The offering is being made only by means of a written prospectus which contains more complete information about the Company. To obtain a copy of the written prospectus, please contact Sandler O'Neill & Partners, L.P. at 919 Third Avenue, Fifth Floor, New York, New York 10022. Please read the prospectus carefully before you invest.

                                      # # #

SUN BANCORP, INC. AND SUBSIDIARIES                                        Page 6
      FINANCIAL HIGHLIGHTS (unaudited)
      (Dollars in thousands, except per share data)

                                                                        Three months ended          Nine months ended
                                                                            September 30,            September 30,
                                                                     -------------------------   -------------------------
                                                                         2003          2002          2003          2002
                                                                         ----          ----          ----          ----
Profitability for the period:
   Net interest income                                               $   18,286    $   16,847    $   53,668    $   48,310
   Provision for loan losses                                              2,275         1,000         3,660         3,185
   Non-interest income                                                    5,487         3,259        13,346         9,317
   Non-interest expense                                                  16,659        15,062        48,577        43,594
   Income before income taxes                                             4,839         4,044        14,777        10,848
   Net income                                                        $    3,317    $    2,776    $   10,202    $    7,486
Reconciliation of GAAP net income to Cash basis
   Net income - GAAP                                                 $    3,317    $    2,776    $   10,202    $    7,486
   Amortization of intangible assets, net of tax benefits                   601           682         1,822         2,113
                                                                     ----------    ----------    ----------    ----------
   Net income - Cash basis                                           $    3,918    $    3,458    $   12,024    $    9,599
                                                                     ==========    ==========    ==========    ==========

       Return on average assets (1)                                        0.59%         0.52%         0.61%         0.49%
       Cash basis return on average assets (1), (2)                        0.70%         0.65%         0.72%         0.63%
       Return on average equity (1)                                        8.60%         7.95%         9.00%         7.45%
       Cash basis return on average equity (1), (2)                       10.16%         9.91%        10.61%         9.55%
       Net interest margin (1)                                             3.61%         3.50%         3.56%         3.46%
       Efficiency ratio                                                   70.08%        74.91%        72.49%        75.65%
       Cash flow efficiency ratio (1), (2)                                66.25%        69.77%        68.37%        70.09%
Per share data: (1)
   Net Income                                                        $    3,317    $    2,776    $   10,202    $    7,486
       Trust Preferred Issuance Write-off                                     -             -             -          (777)
                                                                     ----------    ----------    ----------    ----------
   Earnings available to common shareholders                         $    3,317    $    2,776    $   10,202    $    6,709
                                                                     ==========    ==========    ==========    ==========
   Net income per common share (3):
      Basic                                                          $     0.28    $     0.24    $     0.87    $     0.64
      Diluted                                                        $     0.26    $     0.23    $     0.81    $     0.62
   Earnings per common share (3), (4):
      Basic                                                          $     0.28    $     0.24    $     0.87    $     0.57
      Diluted                                                        $     0.26    $     0.23    $     0.81    $     0.55
   Cash net income per common share (after tax effect) (2), (3)
      Basic                                                          $     0.33    $     0.29    $     1.02    $     0.96
      Diluted                                                        $     0.31    $     0.28    $     0.96    $     0.92
   Cash earnings per common share (after tax effect) (2), (3), (4)
      Basic                                                          $     0.33    $     0.29    $     1.02    $     0.89
      Diluted                                                        $     0.31    $     0.28    $     0.96    $     0.86

   Average equity to average assets                                        6.87%         6.60%         6.83%         6.58%

                                                                                    September 30,
                                                                         ----------------------------------
      At period-end:                                                         2003                  2002
      --------------                                                         ----                  ----
         Assets                                                          $ 2,274,536           $ 2,149,791
         Deposits                                                          1,808,894             1,707,391
         Loans, net                                                        1,284,602             1,183,960
         Investments                                                         710,281               722,864
         Borrowings                                                          246,038               221,812
         Shareholders' Equity                                                152,903               144,385

      Credit quality and capital ratios:
         ALLL to total loans                                                    1.43%                 1.33%
         Non-performing assets to total loans
            and other real estate owned                                         1.99%                 0.72%
         Total allowance for loan losses to
            non-performing loans                                               73.12%               197.05%
         Total Capital (to Risk Weighted Assets) (5):
             Sun Bancorp, Inc.                                                 12.26%                12.28%
             Sun National Bank                                                 11.47%                11.54%
         Tier I Capital (to Risk Weighted Assets) (5):
             Sun Bancorp, Inc.                                                 10.48%                10.13%
             Sun National Bank                                                 10.26%                10.39%
         Leverage Ratio (5):
             Sun Bancorp, Inc.                                                  7.40%                 6.87%
             Sun National Bank                                                  7.32%                 7.05%

         Book value                                                            12.98                 12.31
         Tangible book value                                                    9.88                  8.86

(1)  Annualized.
(2) The Company's cash basis data and ratios are determined by adding back to reported net income the non- cash amortization of intangibles, net of associated tax benefits.
(3)  Data is adjusted for a 5% stock dividend in April 2003.
(4) Earnings per share is computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write-off), by the weighted average number of shares of common stock outstanding.
(5) September 30, 2003 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES                                        Page 7
     UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
     (Dollars in thousands, except per par value)


                                                                               September 30,  December 31,   September 30,
                                                                                    2003           2002           2002
                                                                                    ----           ----           ----
ASSETS
     Cash and due from banks                                                   $    76,836    $    65,476    $    67,602
     Federal funds sold                                                             86,114            138         79,006
                                                                               -----------    -----------    -----------
         Cash and cash equivalents                                                 162,950         65,614        146,608
     Investment securities available for sale (amortized cost -
         $694,438; 09/03, $714,962; 12/02, and $701,112 09/02)                     697,495        723,201        711,112
     Loans receivable (net of allowance for loan losses -
         $18,572; 09/03, $16,408; 12/02, and $15,963; 09/02)                     1,284,602      1,217,008      1,183,960
     Restricted equity investments                                                  12,786         11,610         11,752
     Bank properties and equipment, net                                             29,315         29,468         29,005
     Real estate owned, net                                                            502            904            579
     Accrued interest receivable                                                    11,128         11,012         12,471
     Goodwill                                                                       19,672         19,672         19,672
     Intangible assets, net                                                         16,908         19,783         20,764
     Deferred taxes, net                                                             8,395          6,867          4,291
     Other assets                                                                   30,783          7,033          9,577
                                                                               -----------    -----------    -----------
            TOTAL ASSETS                                                       $ 2,274,536    $ 2,112,172    $ 2,149,791
                                                                               ===========    ===========    ===========
LIABILITIES
     Deposits                                                                  $ 1,808,894    $ 1,690,462    $ 1,707,391
     Advances from the Federal Home Loan Bank                                      168,662        142,260        146,563
     Other borrowings                                                                               1,160          1,160
     Securities sold under agreements to repurchase - customers                     77,376         61,860         74,089
     Other liabilities                                                               7,427         11,533         16,916
                                                                               -----------    -----------    -----------
         Total liabilities                                                       2,062,359      1,907,275      1,946,119

     Guaranteed preferred beneficial interest in Company's subordinated debt        59,274         59,274         59,287

SHAREHOLDERS' EQUITY
     Common stock, $1 par value, shares authorized, 25,000,000
         issued and outstanding, 11,869,269; 09/03, 11,271,135; 12/02
         and 11,261,079; 09/02                                                      11,869         11,271         11,261
     Surplus                                                                       123,134        114,930        114,855
     Retained earnings                                                              16,928         15,030         12,138
     Accumulated other comprehensive income                                          2,018          5,438          7,177
     Treasury stock at cost, 90,562 shares                                          (1,046)        (1,046)        (1,046)
                                                                               -----------    -----------    -----------
     Total shareholders' equity                                                    152,903        145,623        144,385
                                                                               -----------    -----------    -----------
            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 2,274,536    $ 2,112,172    $ 2,149,791
                                                                               ===========    ===========    ===========


SUN BANCORP, INC. AND SUBSIDIARIES                                        Page 8
     UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
     (Dollars in thousands, except per share data)

                                                           For the Three Months   For the Nine Months
                                                           Ended September 30,    Ended September 30,
                                                        -----------------------   -------------------
                                                             2003       2002       2003       2002
                                                             ----       ----       ----       ----
INTEREST INCOME:
     Interest and fees on loans                            $ 20,558   $ 21,503   $ 62,662   $ 62,832
     Interest on taxable investment securities                4,993      6,553     16,411     20,009
     Interest on non-taxable investment securities              638        523      1,879      1,532
     Dividends on restricted equity investments                  88        117        470        423
     Interest on federal funds sold                             106        275        135        408
                                                           --------   --------   --------   --------
         Total interest income                               26,383     28,971     81,557     85,204
INTEREST EXPENSE:
     Interest on deposits                                     5,197      8,909     18,534     27,226
     Interest on borrowed funds                               1,856      2,116      6,205      6,272
     Interest on guaranteed preferred beneficial
       interest in Company's subordinated debt                1,044      1,099      3,150      3,396
                                                           --------   --------   --------   --------
         Total interest expense                               8,097     12,124     27,889     36,894
                                                           --------   --------   --------   --------
            Net interest income                              18,286     16,847     53,668     48,310
                                                           --------   --------   --------   --------
Provision for loan losses                                     2,275      1,000      3,660      3,185
                                                           --------   --------   --------   --------
     Net interest income after provision for loan losses     16,011     15,847     50,008     45,125
NON-INTEREST INCOME:
     Service charges on deposit accounts                      1,975      1,783      5,661      5,182
     Other service charges                                       98        109        304        337
     Gain (Loss) on sale of fixed assets                        155          5        164         (9)
     Gain on sale of investment securities                      788        536      1,658      1,335
     Gain on sale of branches                                 1,430                 2,745
     Other                                                    1,041        826      2,814      2,472
                                                           --------   --------   --------   --------
         Total other income                                   5,487      3,259     13,346      9,317
NON-INTEREST EXPENSE:
     Salaries and employee benefits                           8,659      7,164     24,840     20,754
     Occupancy expense                                        2,123      1,990      6,734      5,854
     Equipment expense                                        1,272      1,322      4,046      3,611
     Data processing expense                                    821      1,015      2,450      2,634
     Amortization of intangible assets                          910      1,034      2,760      3,202
     Other                                                    2,874      2,537      7,747      7,539
                                                           --------   --------   --------   --------
         Total other expenses                                16,659     15,062     48,577     43,594
                                                           --------   --------   --------   --------
INCOME BEFORE INCOME TAXES                                    4,839      4,044     14,777     10,848
INCOME TAXES                                                  1,522      1,268      4,575      3,362
                                                           --------   --------   --------   --------
NET INCOME                                                 $  3,317   $  2,776   $ 10,202   $  7,486
                                                           --------   --------   --------   --------

Less: Trust Preferred Issuance Write-off                          -          -          -       (777)
                                                           --------   --------   --------   --------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                $  3,317   $  2,776   $ 10,202   $  6,709
                                                           ========   ========   ========   ========

Basic net income per share (1)                             $   0.28   $   0.24   $   0.87   $   0.64
Diluted net income per share (1)                           $   0.26   $   0.23   $   0.81   $   0.62
Basic earnings per share (1), (2)                          $   0.28   $   0.24   $   0.87   $   0.57
Diluted earnings per share (1), (2)                        $   0.26   $   0.23   $   0.81   $   0.55

(1)  Data is adjusted for a 5% stock dividend in April 2003.
(2) Earnings per share is computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write-off), by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES                                        Page 9
     HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
     (Dollars in thousands, except per share data)

                                                           2003           2003            2003           2002            2002
                                                            Q3             Q2              Q1             Q4              Q3
                                                        ----------      ----------     ----------     -----------     -----------
Balance Sheet at quarter end:
     Loans:
         Commercial and industrial                      $1,093,170      $1,082,251     $1,062,503     $ 1,043,885     $ 1,006,317
         Home equity                                        71,827          62,768         50,766          44,603          38,670
         Second mortgage                                    52,879          53,210         44,505          47,458          51,775
         Residential real estate                            33,233          38,071         41,772          43,375          48,535
         Installment                                        52,065          52,530         53,815          54,095          54,626
                                                        ----------      ----------     ----------     -----------     -----------
            Total loans                                  1,303,174       1,288,830      1,253,361       1,233,416       1,199,923
              Allowance for loan losses                    (18,572)        (16,209)       (16,478)        (16,408)        (15,963)
                                                        ----------      ----------     ----------     -----------     -----------
                Net Loans                                1,284,602       1,272,621      1,236,883       1,217,008       1,183,960
     Goodwill                                               19,672          19,672         19,672          19,672          19,672
     Intangible assets, net                                 16,908          17,933         18,858          19,783          20,764
     Total Assets                                        2,274,536       2,230,651      2,186,777       2,112,172       2,149,791
     Total Deposits                                      1,808,894       1,746,121      1,706,583       1,690,462       1,707,391
     Advances from the Federal Home Loan Bank              168,662         163,311        162,912         142,260         146,563
     Federal funds purchased                                                27,000         32,000
     Securities repurchase agreements  - customers          77,376          72,196         68,655          61,860          74,089
     Total shareholders' equity                            152,903         156,150        148,922         145,623         144,385
Quarterly average balance sheet:
     Loans:
         Commercial and industrial                      $1,086,150      $1,071,011     $1,059,424     $ 1,025,551     $ 1,005,524
         Home equity                                        67,293          57,518         46,931          41,719          35,301
         Second mortgage                                    53,685          49,209         45,698          49,785          53,469
         Residential real estate                            36,944          40,247         41,085          44,745          49,836
         Installment                                        51,746          52,921         53,186          53,714          55,175
                                                        ----------      ----------     ----------     -----------     -----------
            Total loans                                  1,295,818       1,270,906      1,246,324       1,215,514       1,199,305
     Securities                                            764,350         766,827        755,831         795,235         757,561
     Total earning assets                                2,060,168       2,037,733      2,002,155       2,010,749       1,956,866
     Total assets                                        2,245,314       2,230,403      2,165,053       2,196,723       2,116,593
     Non-interest-bearing demand deposits                  355,810         318,936        303,256         305,173         301,345
     Total deposits                                      1,771,230       1,718,591      1,681,471       1,721,434       1,670,725
     Total interest-bearing liabilities                  1,716,975       1,723,693      1,682,828       1,692,395       1,651,777
     Total shareholders' equity                            154,212         151,491        147,600         142,239         139,660
Capital and credit quality measures:
     Total Capital (to Risk Weighted Assets) (1):
         Sun Bancorp, Inc.                                   12.26%          11.99%         12.22%          12.15%          12.28%
         Sun National Bank                                   11.47%          11.22%         11.44%          11.39%          11.54%
     Tier I Capital (to Risk Weighted Assets) (1):
         Sun Bancorp, Inc.                                   10.48%          10.27%         10.33%          10.14%          10.13%
         Sun National Bank                                   10.26%          10.15%         10.31%          10.24%          10.39%
     Leverage Ratio (1):
         Sun Bancorp, Inc.                                    7.40%           7.25%          7.22%           6.84%           6.87%
         Sun National Bank                                    7.32%           7.24%          7.28%           6.97%           7.05%

     Average equity to average assets                         6.87%           6.79%          6.82%           6.48%           6.60%
     ALLL to total loans                                      1.43%           1.26%          1.31%           1.33%           1.33%
     Non-performing assets to total loans
        and other real estate owned                           1.99%           0.73%          0.84%           1.08%           0.72%
     Total allowance for loan losses to
        non-performing loans                                 73.12%         183.24%        165.11%         131.60%         197.05%
Other data:
     Net recoveries (charge-offs)                               88            (979)          (605)           (545)            255
                                                        ==========      ==========     ==========     ===========     ===========
     Restructured loans                                          -          13,476         13,476          13,476          13,476
                                                        ==========      ==========     ==========     ===========     ===========
     Non-performing assets:
         Non-accrual loans                                  25,137           8,230          9,202           9,963           7,388
         Loans past due 90 days                                262             616            778           2,505             713
         Other real estate owned, net                          502             577            570             904             579
                                                        ----------      ----------     ----------     -----------     -----------
           Total non-performing assets                      25,901           9,423         10,550          13,372           8,680
                                                        ==========      ==========     ==========     ===========     ===========

(1) September 30, 2003 ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES                                       Page 10
      HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
      (Dollars in thousands, except per share data)

                                                        2003           2003           2003           2002            2002
                                                         Q3             Q2             Q1             Q4              Q3
                                                    ----------     ----------     ----------      ----------     ----------
Profitability for the quarter:
      Tax-equivalent interest income                    26,703         27,805         28,004          27,973         29,238
      Interest expense                                   8,097          9,828          9,964          10,962         12,124
          Tax-equivalent net interest income            18,606         17,977         18,040          17,011         17,114
          Tax-equivalent adjustment                        320            320            315             283            267
      Provision for loan losses                          2,275            710            675             990          1,000
             Non-interest income excluding
           security gains and branch sales               3,269          3,043          2,631           2,679          2,723
      Security gains                                       788            825             45           1,182            536
      Gain on sale of branches                           1,430                         1,315
              Non-interest expense excluding
              amortization of intangible assets         15,749         15,469         14,599          14,391         14,028
      Amortization of intangible assets                    910            925            925             980          1,034
      Income before income taxes                         4,839          4,421          5,517           4,228          4,044
      Income tax expense                                 1,522          1,294          1,759           1,336          1,268
      Net Income                                         3,317          3,127          3,758           2,892          2,776
Reconciliation of GAAP net income to Cash basis
      Net income - GAAP                             $    3,317     $    3,127     $    3,758      $    2,892     $    2,776
      Amortization of intangible assets, net of
        tax benefits                                       600            611            611             647            682
                                                    ----------     ----------     ----------      ----------     ----------
      Net income - Cash basis                       $    3,917     $    3,738     $    4,369      $    3,539     $    3,458
                                                    ==========     ==========     ==========      ==========     ==========

Financial ratios:
      Return on average assets (1)                        0.59%          0.56%          0.69%           0.53%          0.52%
      Cash basis return on average assets (1), (2)        0.70%          0.67%          0.81%           0.64%          0.65%
      Return on average equity (1)                        8.60%          8.26%         10.18%           8.13%          7.95%
      Cash basis return on average equity (1), (2)       10.16%          9.87%         11.84%           9.95%          9.91%
      Net interest margin (1)                             3.61%          3.53%          3.60%           3.38%          3.50%
      Efficiency ratio                                   70.08%         76.16%         71.49%          74.65%         74.91%
      Cash flow efficiency ratio (2)                     66.25%         71.86%         67.23%          69.90%         69.77%
Per share data:
      Net Income                                       $ 3,317        $ 3,127        $ 3,758         $ 2,892        $ 2,776
      Earnings per common share (3), (4):
         Basic                                           $0.28          $0.27          $0.32           $0.25          $0.24
         Diluted                                         $0.26          $0.25          $0.31           $0.24          $0.23
      Cash earnings per common share
      (after tax effect) (2), (3), (4)
         Basic                                           $0.33          $0.32          $0.37           $0.30          $0.29
         Diluted                                         $0.31          $0.30          $0.36           $0.29          $0.28

      Book value (3)                                     12.98          13.27          12.68           12.40          12.31
      Tangible book value (3)                             9.88          10.08           9.40            9.04           8.86
      Average basic shares                          11,767,855     11,750,098     11,745,312      11,738,198     11,743,116
      Average fully diluted shares                  12,803,606     12,542,878     12,273,694      12,211,868     12,159,650
Non-operating income /expense items:
      Gain on sale of investment securities                788            825             45           1,182            536
      Gain on sale of branches                           1,430                         1,315
      Gain (loss) on sale of real estate owned              13             28            650              90              (7)
                                                    ----------     ----------     ----------      ----------     ----------
          Net non-operating income (expense)
          before tax effect                              2,231            853          2,010           1,272            529
          Net non-operating income (expense)
          after tax effect                               1,383            563          1,327             840            349
 Operating non-interest income breakdown:
      Service charges on deposit accounts                1,975          1,932          1,754           1,758          1,783
      Other service charges                                 98            104            102             104            109
      Other income                                       1,196          1,007            775             817            831
                                                    ----------     ----------     ----------      ----------     ----------
          Total operating non-interest income            3,269          3,043          2,631           2,679          2,723
Operating non-interest expense breakdown:
      Salaries and employee benefits                     8,659          8,165          8,016           7,454          7,164
      Occupancy expense                                  2,123          2,156          2,455           2,039          1,990
      Equipment expense                                  1,272          1,414          1,360           1,430          1,322
      Data processing expense                              821            838            791             794          1,015
      Amortization of intangible assets                    910            925            925             980          1,034
      Other expenses                                     2,874          2,909          2,627           2,674          2,537
                                                    ----------     ----------     ----------      ----------     ----------
          Total operating non-interest expense          16,659         16,407         16,174          15,371         15,062

SUN BANCORP, INC. AND SUBSIDIARIES                                       Page 11
AVERAGE BALANCE SHEET

                                                        Three months ended September 30,     Three months ended September 30,
                                                        ----------------------------------  ----------------------------------
(Dollars in thousands)                                                 2003                               2002
                                                        ----------------------------------  ----------------------------------
                                                          Average                Average       Average               Average
                                                          Balance    Interest  Yield/Cost      Balance    Interest  Yield/Cost
                                                          -------    --------  ----------      -------    --------  ----------
Interest-earning assets:
      Loans receivable (1), (2)
          Commercial and industrial                     $ 1,086,150  $ 17,344      6.39 %    $1,005,524   $ 18,012     7.17 %
          Home equity                                        67,293       637      3.79          35,301        441     5.00
          Second mortgage                                    53,685       874      6.51          53,469      1,008     7.54
          Residential real estate                            36,944       665      7.20          49,836        849     6.81
          Installment                                        51,746     1,038      8.02          55,175      1,193     8.65
                                                        -----------  --------                ----------   --------
             Total loans receivable                       1,295,818    20,558      6.35       1,199,305     21,503     7.17
      Investment securities (3)                             712,315     6,028      3.39         683,754      7,442     4.35
      Interest-bearing deposit with banks                     6,299        11      0.68           9,131         18     0.77
      Federal funds sold                                     45,736       106      0.93          64,676        275     1.70
                                                        -----------  --------                ----------   --------
          Total interest-earning assets                   2,060,168    26,703      5.18       1,956,866     29,238     5.98

      Cash and due from banks                                69,294                              61,484
      Bank properties and equipment                          29,336                              28,833
      Goodwill and intangibles                               37,189                              39,116
      Other assets                                           49,327                              30,294
                                                        -----------                          ----------
Non-interest-earning assets                                 185,146                             159,727
                                                        -----------                          ----------
  Total assets                                          $ 2,245,314                          $2,116,593
                                                        ===========                          ==========

Interest-bearing liabilities:
      Interest-bearing deposit accounts:
          Interest-bearing demand deposit                 $ 678,879     1,566      0.92 %     $ 606,516      2,974     1.96 %
          Savings Deposits                                  324,434       824      1.02         320,928      1,842     2.30
          Time Deposits                                     412,107     2,807      2.72         441,936      4,093     3.70
                                                        -----------  --------                ----------   --------
            Total interest-bearing deposit accounts       1,415,420     5,197      1.47       1,369,380      8,909     2.60
                                                        -----------  --------                ----------   --------
  Borrowed money
          Repurchase agreements with customers               77,782        77      0.39          74,408        210     1.13
          FHLB Advances                                     163,075     1,772      4.35         148,086      1,893     5.11
          Federal funds purchased                             1,424         7      1.95               -          -
          Other borrowings                                        -         -                     1,703         13     2.95
                                                        -----------  --------                ----------   --------
             Total borrowings                               242,281     1,856      3.06         224,197      2,116     3.77
  Guaranteed preferred beneficial interest
    in Company's subordinated debt                           59,274     1,044      7.05          58,200      1,099     7.55
                                                        -----------  --------                ----------   --------
    Total interest-bearing liabilities                    1,716,975     8,097      1.89       1,651,777     12,124     2.94
                                                        -----------  --------                ----------   --------

Non-interest-bearing demand deposits                        355,810                             301,345
Other liabilities                                            18,317                              23,811
                                                        -----------                          ----------
  Total liabilities                                       2,091,102                           1,976,933

Shareholders' equity                                        154,212                             139,660
                                                        -----------                          ----------
  Total liabilities and stockholders equity             $ 2,245,314                          $2,116,593
                                                        ===========                          ==========

Net interest income                                                  $ 18,606                             $ 17,114
Interest rate spread (4)                                                           3.29 %                              3.04 %
                                                                                 ======                              ======
Net yield on interest-earning assets (5)                                           3.61 %                              3.50 %
                                                                                 ======                              ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                                        119.99 %                            118.47 %
                                                                                 ======                              ======

--------------------------------------------------------------------------------
(1)  Average balances include non-accrual loans.
(2) Loan fees are in included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES                                       Page 12
AVERAGE BALANCE SHEET

                                                      Nine months ended September 30,        Nine months ended September 30,
                                                    -----------------------------------      --------------------------------
(Dollars in thousands)                                             2003                                    2002
                                                    -----------------------------------      --------------------------------
                                                       Average                Average          Average             Average
                                                       Balance    Interest   Yield/Cost        Balance   Interest Yield/Cost
                                                       -------    --------   ----------        -------   -------- ----------
Interest-earning assets:
      Loans receivable (1), (2)
          Commercial and industrial                 $ 1,072,293   $ 52,995      6.59 %        $ 980,312  $ 52,445     7.13 %
          Home equity                                    57,322      1,722      4.01             29,736     1,164     5.22
          Second mortgage                                49,560      2,531      6.81             52,413     2,956     7.52
          Residential real estate                        39,410      2,192      7.42             52,496     2,643     6.71
          Installment                                    52,612      3,222      8.16             56,112     3,624     8.61
                                                    -----------   --------                    ---------  --------
             Total loans receivable                   1,271,197     62,662      6.57          1,171,069    62,832     7.15
      Investment securities (3)                         736,408     19,355      3.50            678,013    22,684     4.46
      Interest-bearing deposit with banks                 7,305         39      0.71              7,969        64     1.07
      Federal funds sold                                 18,654        134      0.96             32,250       408     1.69
                                                    -----------   --------                    ---------  --------
          Total interest-earning assets               2,033,564     82,190      5.39          1,889,301    85,988     6.07

      Cash and due from banks                            64,552                                  60,784
      Bank properties and equipment                      29,445                                  28,430
      Goodwill and intangibles                           38,152                                  41,009
      Other assets                                       48,171                                  18,059
                                                    -----------                             -----------
Non-interest-earning assets                             180,320                                 148,282
                                                    -----------                             -----------
  Total assets                                        2,213,884                             $ 2,037,583
                                                    -----------                             -----------

Interest-bearing liabilities:
      Interest-bearing deposit accounts:
          Interest-bearing demand deposit             $ 667,985      5,818      1.16 %        $ 563,083     8,234     1.95 %
          Savings Deposits                              323,878      3,244      1.34            308,079     5,325     2.30
          Time Deposits                                 406,036      9,473      3.11            454,442    13,667     4.01
                                                    -----------   --------                    ---------  --------
            Total interest-bearing deposit accounts   1,397,899     18,535      1.77          1,325,604    27,226     2.74
                                                    -----------   --------                    ---------  --------
  Borrowed money
          Repurchase agreements with customers           72,132        283      0.52             75,486       591     1.04
          FHLB Advances                                 172,622      5,843      4.51            148,281     5,500     4.95
          Federal funds purchased                         6,029         79      1.74                912        15     2.13
          Other borrowings                                    -          -                        3,944       166     5.60
                                                    -----------   --------                    ---------  --------
             Total borrowings                           250,783      6,205      3.30            228,623     6,272     3.66
  Guaranteed preferred beneficial interest
    in Company's subordinated debt                       59,274      3,150      7.09             54,274     3,396     8.34
                                                    -----------   --------                    ---------  --------
    Total interest-bearing liabilities                1,707,956     27,890      2.18          1,608,501    36,894     3.06
                                                    -----------   --------                    ---------  --------

Non-interest-bearing demand deposits                    326,193                                 281,096
Other liabilities                                        28,610                                  13,959
                                                    -----------                             -----------
  Total liabilities                                   2,062,759                               1,903,556

Shareholders' equity                                    151,125                                 134,027
                                                    -----------                             -----------
  Total liabilities and stockholders equity         $ 2,213,884                             $ 2,037,583
                                                    ===========                             ===========

Net interest income                                               $ 54,300                               $ 49,094
                                                                  ========                               ========
Interest rate spread (4)                                                        3.21 %                                3.01 %
                                                                              ======                                ======
Net yield on interest-earning assets (5)                                        3.56 %                                3.46 %
                                                                              ======                                ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                                     119.06 %                              117.46 %
                                                                              ======                                ======

--------------------------------------------------------------------------------
(1)  Average balances include non-accrual loans.
(2) Loan fees are in included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.